Exhibit 99.1

Where Food Comes From, Inc. Reports 2025 First Quarter Financial Results

First Quarter Highlights – 2025 vs. 2024

●	Verification and certification revenue $4.2 million vs. $4.4 million
●	Product sales flat at $0.7 million
●	Total revenue $5.3 million vs. $5.6 million
●	Net income $31,000 vs. $178,000
●	Diluted EPS $0.01 vs. $0.03
●	Company bought back 31,345 shares of its common stock at a cost of $383,000

CASTLE ROCK, Colo., May 08, 2025 (GLOBE NEWSWIRE) — Where Food Comes From, Inc. (WFCF) (Nasdaq: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced financial results for its first quarter ended March 31, 2025.

“Our beef verification business, which represents approximately one-half of revenue mix, continued to feel the effects of smaller herd sizes and record high beef prices,” said John Saunders, CEO. “In addition, beef exports to China have virtually ceased due to tariffs, a situation that’s likely to put pressure on beef verification activity until trade issues between the U.S. and China are resolved. We have also experienced disruptions in our poultry and dairy cow verification business due to high path avian influenza. We view these headwinds as temporary and, in the meantime, are pleased to have maintained gross margin stability and overall profitability due to our disciplined approach to cost management.

“On another positive note, we are making good progress in other aspects of our business that underscores the importance of our product mix diversification,” Saunders added. “We have recently added two major food retailers to our WFCF labeling program, which will boost our licensing revenue and increase our visibility among consumers of premium beef products. In addition, our exclusive Upcycled Certified® program remains our fastest growing verification standard as consumer demand for upcycled food products continues to grow.

“Based on our wide competitive moat and standing as the most diversified provider of food verifications, we remain confident in our long-term prospects for profitable growth. Accordingly, we continued to buy back shares in the first quarter – a total of 31,345 shares at a cost of $383,000. Since inception of our buyback program, we have repurchased more than 1.2 million shares.”

First Quarter Results – 2025 vs. 2024

Total revenue in the first quarter ended March 31, 2025, declined to $5.3 million from $5.6 million.

Revenue mix included:

●	Verification and certification services revenue of $4.2 million vs. $4.4 million.
●	Product revenue flat at $0.7 million.
●	Professional services revenue flat at $0.4 million.

Gross profit in the first quarter was $2.2 million vs. $2.3 million while gross margin remained stable at 41.6%.

Selling, general and administrative expense was flat at $2.1 million.

Net income was $31,000, or $0.01 per diluted share, vs. $178,000, or $0.03 per diluted share.

Cash provided by operations in the first quarter was $0.6 million vs. $0.7 million.

The Company bought back 31,345 shares of its common stock during the first quarter at a cost of $383,000

Management will conduct a conference call today at 10:00 a.m. Mountain Time to discuss these financial results.

Dial-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13753639

Phone replay:

A telephone replay of the conference call will be available through May 22, 2025, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13753639

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company estimates that it supports more than 17,500 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership, expectations for a resolution to trade and tariff issues, ability to continue positive gross margins and net income, and to maintain a wide competitive moat, and demand for, and impact and efficacy of, the Company’s products and services on the marketplace are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results and the Company’s pace of stock buybacks are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Director, Investor Relations

303-880-9000
jpfeiffer@wherefoodcomesfrom.com

Where Food Comes From, Inc.

Statements of Income (Unaudited)

	Three months ended March 31,
(Amounts in thousands, except per share amounts)	2025	2024
Revenues:
Verification and certification service revenue	$4,182	$4,434
Product sales	702	733
Professional services	389	415
Total revenues	5,273	5,582
Costs of revenues:
Costs of verification and certification services	2,395	2,515
Costs of products	428	434
Costs of professional services	255	304
Total costs of revenues	3,078	3,253
Gross profit	2,195	2,329
Selling, general and administrative expenses	2,053	2,068
Income from operations	142	261
Other income/(expense):
Dividend income from Progressive Beef	4	7
Loss on foreign currency exchange	(76)	-
Other income, net	-	(2)
Interest expense	(1)	(1)
Income before income taxes	69	265
Income tax expense	38	87
Net income	$31	$178

Per share - net income:
Basic	$0.01	$0.03
Diluted	$0.01	$0.03

Weighted average number of common shares outstanding:
Basic	5,212	5,480
Diluted	5,230	5,500

Where Food Comes From, Inc.

Balance Sheets (Unaudited)

	March 31,	December 31,
(Amounts in thousands, except per share amounts)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$2,238	$2,012
Accounts receivable, net of allowance	1,835	1,826
Inventory	930	1,002
Prepaid expenses and other current assets	724	705
Total current assets	5,727	5,545
Property and equipment, net	698	737
Right-of-use assets, net	1,987	2,067
Equity investments	1,191	1,191
Intangible and other assets, net	1,713	1,810
Digital assets	578	654
Goodwill, net	2,946	2,946
Deferred tax assets, net	372	356
Total assets	$15,212	$15,306

Liabilities and Equity
Current liabilities:
Accounts payable	$546	$468
Accrued expenses and other current liabilities	871	611
Deferred revenue	1,744	1,748
Current portion of finance lease obligations	15	15
Current portion of operating lease obligations	339	337
Total current liabilities	3,515	3,179
Finance lease obligations, net of current portion	22	25
Operating lease obligation, net of current portion	2,084	2,169
Total liabilities	5,621	5,373

Commitments and contingencies

Equity:
Common stock	7	7
Additional paid-in-capital	11,391	11,381
Treasury stock	(13,845)	(13,462)
Retained earnings	12,038	12,007
Total equity	9,591	9,933
Total liabilities and stockholders’ equity	$15,212	$15,306